UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2014

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement.

Jacksonville 50 Purchase and Sale Agreement

Reference is made to the Forms 8-K filed on September 11, 2014, November 4, 2014 and November 14, 2014, by Reven Housing REIT, Inc. (the “Company”), which reported the entry by Reven Housing Florida, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “Buyer”), into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated September 9, 2014, as amended on October 30, 2014 and November 12, 2014 (the “Agreement”), with Heritage II Holdings, LLC, a Florida limited liability company, Heritage III Holdings, LLC, a Florida limited liability company, Heritage IV Holdings, LLC, a Florida limited liability company, Heritage V Holdings, LLC, a Florida limited liability company, Heritage RE Holdings, LLC, a Florida limited liability company, and Lincoln Property Management, LLC, a Florida limited liability company (collectively, the “Sellers”), to purchase a portfolio of up to 50 single-family homes located in the Jacksonville, Florida, metropolitan area from the Sellers, and which provided a description of the materials terms of the Agreement.

On December 23, 2014, the Buyer and the Sellers entered into a Third Amendment to Agreement (the “Amendment”), pursuant to which the parties amended the Agreement to reduce the number of single-family homes to be purchased to 20 homes and to reduce the total contract purchase price to $1,369,000. The Buyer and Seller closed on the purchase and sale of the 20 single-family homes located in the Jacksonville, Florida metropolitan area on December 24, 2014 for the total purchase price of $1,369,000.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Jacksonville 77 Agreement

On December 24, 2014, Reven Housing Florida, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, terminated that certain Single Family Homes Real Estate Purchase and Sale Agreement (the “Jacksonville 77 Agreement”) dated September 11, 2014 entered into with Bessie Circle Land Trust; Blanco Court Land Trust; Doncaster Ave. Land Trust; Ensign Ave. Land Trust; Fredericksburg Ave. Land Trust; Green Knoll Land Trust; Greenleaf Road Land Trust; Holcroft Dr. Land Trust; Karenita Drive Land Trust; Miss Muffett Land Trust; Penton Street Land Trust; Portsmouth Ave Land Trust; Ribault Scenic Drive Land Trust; Robert C Weaver Dr. Land Trust; S. Miss Muffett Land Trust; Spottswood Land Trust; Tallyho Ave. Land Trust; Tango Lane Land Trust; Tinkerbell Lane Land Trust; Tusk Court Land Trust; Waynesboro Ave Land Trust; Williamsburg Land Trust; Ben C. Bishop III; Triton Homes, Inc.; CKF Investment Properties, LLC; DCCF Properties, LLC; NBJW Properties, LLC; First Coast Residential Income Fund, LLC; Clyde Montgomery; Darius Trunk; Gary Moreau; FCAM Rentals, LLC; Matson Family Trust; Joe Danese; Larry Payne; Lydell Bryant; Robert Reinard; FCRE, Inc.; and Bay Island Holdings, LLC (collectively, the “Jacksonville 77 Sellers”), to purchase a portfolio of up to 77 single-family homes, for the total purchase price of $5,090,866.62, located in the Jacksonville, Florida, metropolitan area from the Jacksonville 77 Sellers. The Company did not incur and penalties in connection with the termination of the Jacksonville 77 Agreement.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits

10.1	Third Amendment to Single Family Homes Real Filed herewith
Estate Purchase and Sale Agreement (Jacksonville 50)
dated December 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: December 30, 2014	/s/ Thad L. Meyer
Thad L. Meyer
Chief Financial Officer